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Exhibit 99.3


                              FOR IMMEDIATE RELEASE


November 30, 1996
Contact:   Joseph G. DiLorenzo
           (617) 367-2916


Boston, Massachusetts, November 30, 1996 -- Boston Celtics Limited Partnership ("BCLP") (NYSE: BOS) today announced that Celtics Capital Corporation, an indirect wholly owned subsidiary of the Partnership, has acquired an aggregate of 780,000 units representing assignments of beneficial ownership of limited partnership interests in the Partnership.

The units acquired by Celtics Capital Corporation were beneficially owned by Paul R. Dupee and a partnership which is an affiliate of Mr. Dupee. The units were acquired at a price of $29.33 per unit. Mr. Dupee was the Vice Chairman of the Board and a director of the corporate general partner of the Partnership. Mr. Dupee resigned from those positions effective upon the acquisition of the units.

For further information pertaining to this transaction and related matters, reference is hereby made to the report on Form 8-K to be filed by BCLP for the month of November 1996.